UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2017

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207

(Address of principal executive offices) (Zip Code)

(904) 357-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On May 24, 2017, Rayonier Advanced Materials Inc. (the “Company”) entered into that certain Arrangement Agreement, dated as of May 24, 2017 (together with the annexes, schedules, exhibits and attachments thereto, as amended pursuant to that certain Amending Agreement, dated as of July 23, 2017, and as further amended, restated or otherwise modified from time to time, the “Tembec Arrangement Agreement”), by and between the Company and Tembec Inc., a corporation continued and existing under the laws of Canada (“Tembec”), pursuant to which the Company or one of its wholly-owned subsidiaries will acquire (the “Acquisition”) all of the outstanding common shares of Tembec.

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2017 (the “Signing Date”), the Company entered into that certain First Restatement Agreement (the “First Restatement Agreement”) by and among the Company, Rayonier A.M. Products Inc. (“Products”), Rayonier Performance Fibers, LLC (“Performance Fibers”), certain subsidiaries of the Company party thereto, the lenders and L/C issuers party thereto, and Bank of America, N.A., as administrative agent, pursuant to which the parties agreed (subject to completion of the Acquisition in accordance with the Tembec Arrangement Agreement and certain other customary conditions) to amend and restate that certain Credit Agreement, dated as of June 24, 2014 (as amended by that certain First Amendment, dated as of June 5, 2017, and as further amended from time to time and in effect prior to the Restatement Date (as defined below), the “Original Credit Agreement”). Pursuant to the First Restatement Agreement, effective upon completion of the Acquisition in accordance with the Tembec Arrangement Agreement and subject to certain other customary conditions (the date on which such conditions are satisfied and the amendment and restatement is effective, the “Restatement Date”), the Original Credit Agreement will be amended and restated (as further amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement will provide for senior secured credit facilities comprised of (i) a $100 million U.S. dollar-denominated senior secured revolving credit facility, which includes a $40 million U.S. dollar-denominated letter of credit and a $25 million U.S. dollar-denominated swingline loans subfacilities (the “USD Revolving Facility”), (ii) a $150 million U.S. dollar-equivalent senior secured revolving credit facility denominated in U.S. dollars, Canadian dollars and Euros, which includes a $60 million U.S. dollar-equivalent letter of credit subfacility (together with the USD Revolving Facility, the “Revolving Facilities”), (iii) a $230 million U.S. dollar-denominated senior secured term A-1 loan facility (the “Term A-1 Loan Facility”) and (iv) a $450 million U.S. dollar-denominated senior secured term A-2 loan facility (the “Term A-2 Loan Facility” and together with the Term A-1 Loan Facility, the “Term Loan Facilities”; the Term Loan Facilities, together with the Revolving Facilities, the “Credit Facilities”).

As of the Restatement Date, Products will be the borrower under the Revolving Facilities and the Term A-1 Loan Facility and Performance Fibers will be the borrower under the Term A-2 Loan Facility. After the Restatement Date, Products may from time to time designate certain subsidiaries as borrowers under the Revolving Facilities. All obligations under the Credit Facilities will be guaranteed as of the Restatement Date by the Company and, subject to certain exceptions, by each of the Company’s existing and future direct and indirect wholly-owned domestic subsidiaries (the Company, Products, Performance Fibers and such subsidiaries, collectively, the “Loan Parties”). Subject to certain exceptions, the Amended and Restated Credit Agreement will be secured by a valid and perfected lien and security interest in substantially all present and future material assets of the Loan Parties, including the Jesup, Georgia facility real property.

Products will use up to $50 million of proceeds of borrowings made under the Revolving Facilities and the proceeds of borrowings made under the Term A-1 Loan Facility, in each case, on the Restatement Date to finance the Transactions (as defined in the Amended and Restated Credit Agreement) and for working capital and other general corporate purposes. Performance Fibers will use the proceeds of borrowings made under the Term A-2 Loan Facility on the Restatement Date solely to finance (or refinance) investments made by Performance Fibers or certain subsidiaries of the Company. Proceeds of borrowings made under the Revolving Facilities after the Restatement Date will be used for working capital and other general corporate purposes (including Permitted Business Acquisitions and Material Investment (each as defined in the Amended and Restated Credit Agreement)).

The loans under the Credit Facilities will bear interest from and after the Restatement Date at either (a) a base rate or (b) an adjusted LIBOR rate, in each case, plus an applicable margin (the “Applicable Margin”), in the case of base rate loans, ranging between 1.00% and 1.75%, and in the case of adjusted LIBOR rate loans, ranging between 2.00% and 2.75%. The Applicable Margin for borrowings under the Credit Facilities will be based on a consolidated total net leverage based pricing grid.

Products will also be required to pay (i) ticking fees to the lenders under the Credit Facilities as of the Restatement Date, which ticking fees shall commence accruing on the date that is 91 days after the Signing Date and be equal to 0.30% per annum applied to the aggregate commitments from time to time outstanding under the Credit Facilities and (ii) commitment fees to the lenders under the Revolving Facilities in respect of unutilized commitments thereunder based on a consolidated total net leverage based grid. In addition, Products or the applicable borrower under the applicable Revolving Facility will be required to pay customary fees in connection with the issuance of letters of credit under the applicable Revolving Facility.

The Credit Facilities contain a number of covenants that restrict the ability of the Loan Parties and their restricted subsidiaries to take certain specified actions, subject to certain significant exceptions, including: (i) creating liens; (ii) incurring indebtedness; (iii) making investments and acquisitions; (iv) engaging in mergers and other fundamental changes; (v) making dispositions; (vi) making restricted payments, including dividends and distributions; and (vii) consummating transactions with affiliates. Under the Credit Facilities, the Company will be required to maintain a consolidated first lien secured net leverage ratio of no greater than 3.00 to 1.00 and an interest coverage ratio of no less than 3:00 to 1.00, which covenants will be tested quarterly on a pro forma and trailing twelve month basis. Additionally, the Credit Facilities contain customary affirmative covenants for credit facilities of this kind and customary events of default (subject, in certain cases, to customary grace or cure periods), including, without limitation, payment defaults, breach of covenant defaults, bankruptcy defaults, judgment defaults, defaults under certain other indebtedness and changes in control.

The descriptions of the First Restatement Agreement and the Amended and Restated Credit Agreement set forth under this Item 1.01 are qualified in their entirety by reference to, as applicable, the First Restatement Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference, and the Amended and Restated Credit Agreement, which is attached as Annex I to the First Restatement Agreement filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Restatement Agreement, dated as of August 17, 2017, among Rayonier Advanced Materials Inc., as Holdings, Rayonier A.M. Products Inc. and Rayonier Performance Fibers, LLC, as Borrowers, certain subsidiaries of Rayonier Advanced Materials Inc. party thereto, the lenders and L/C issuers party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2017

Rayonier Advanced Materials Inc.

By:	/s/ Michael R. Herman
Name:	Michael R. Herman
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Restatement Agreement, dated as of August 17, 2017, among Rayonier Advanced Materials Inc., as Holdings, Rayonier A.M. Products Inc. and Rayonier Performance Fibers, LLC, as Borrowers, certain subsidiaries of Rayonier Advanced Materials Inc. party thereto, the lenders and L/C issuers party thereto and Bank of America, N.A., as Administrative Agent.